UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 23, 2012

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 23, 2012, the Registrant held its Annual Meeting of Shareholders (the “Meeting”).  At the Meeting, the shareholders elected eight Directors to serve until the 2013 Annual Meeting of Shareholders and until their successors are elected and qualified. The vote on each Director is set forth below:

Name	For	Withheld
John J. Calamari	10,661,156 shares	390,069 shares
Lawrence J. DeAngelo	10,755,359 shares	295,866 shares
Daniel P. Dyer	10,945,570 shares	105,655 shares
Edward Grzedzinski	10,693,757 shares	357,468 shares
Kevin J. McGinty	10,635,900 shares	415,325 shares
Matthew J. Sullivan	10,225,845 shares	795,380 shares
J. Christopher Teets	10,785,700 shares	265,525 shares
James W. Wert	10,573,245 shares	477,980 shares

There were no broker non-votes.

The shareholders also approved, on an advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Marlin Business Services Corp. (“Marlin”), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as disclosed in Marlin’s Proxy Statement for the 2012 Annual Meeting of Shareholders, is hereby approved.”

Such resolution was approved by a vote of 10,976,003 for, 69,800 against and 5,422 abstained.  There were no broker non-votes.

The shareholders also approved an increase of 850,000 shares authorized under the Corporation’s 2003 Equity Compensation Plan, as Amended (the “Equity Plan”) and approved Equity Plan, as amended.

Such actions were approved by a vote of 8,372,599 for, 2,676,164 against and 2,462 abstained.  There were no broker non-votes.

The shareholders also approved the Corporation’s 2012 Employee Stock Purchase Plan.

Such action was approved by a vote of 10,895,620 for, 150,956 against and 4,649 abstained.  There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: May 30, 2012	/s/ George D. Pelose
George D. Pelose
Executive Vice President and
Chief Operating Officer